Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2003 relating to the financial statements of MK Gold Company, which appear in MK Gold Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP

Salt Lake City, Utah

October 14, 2003